UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2019

TECNOGLASS INC.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avenida Circunvalar a 100 mts de la Via 40 Barrio Las Flores, Barranquilla Colombia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (57)(5)3734000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2019, Tecnoglass Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Robert W. Baird & Co. as representatives for several underwriters (the “Underwriters”), relating to the offer and sale to the public (the “Offering”) of (i) 5,000,000 ordinary shares (the “Firm Shares”) of the Company and (ii) up to an additional 750,000 ordinary shares (the “Option Shares”, and together with the Firm Shares, the “Shares”) of the Company, pursuant to an over-allotment option, exercisable for 30 days, granted to the Underwriters.

Robert W. Baird & Co. and Raymond James & Associates, Inc. are serving as lead joint book-running managers for the proposed offering. B. Riley FBR, Inc. is serving as an additional joint book-running manager for the proposed offering with D.A. Davidson & Co. and Dougherty & Co. LLC acting as co-managers.

Gross proceeds to the Company from the sale of shares in the Offering are expected to be $35,000,000, or $40,250,000 if the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $32,500,000, or $37,435,000 if the over-allotment option is exercised in full.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering is made pursuant to a prospectus supplement dated March 21, 2019 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-227898), which was declared effective by the Securities and Exchange Commission on November 8, 2018. The Offering is expected to close on or about March 25, 2019, subject to customary closing conditions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On March 21, 2019, the Company issued a press release announcing that it had priced the Offering. The Press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated March 21, 2019, between Tecnoglass Inc. and Robert W. Baird & Co. and Raymond James & Associates, Inc., as representatives of the underwriters.

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (included as part of Exhibit 5.1)

99.1	Press release dated March 21, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2019	TECNOGLASS INC.

	By:	/s/ Jose M. Daes
Jose M. Daes
Chief Executive Officer

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